Exhibit 32.1
Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350, as
Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Great Wolf Resorts, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
(i)	the accompanying Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, of the Company for the year ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: March 31, 2010

By:	/s/ KIMBERLY K. SCHAEFER
Kimberly K. Schaefer
Chief Executive Officer